SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2007

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Vectren Energy Delivery of Indiana - South (Vectren South), a utility subsidiary of Vectren Corporation (NYSE: VVC), has reached a settlement agreement with the Indiana Office of Utility Consumer Counselor (OUCC) and other intervening parties regarding the proposed changes to the base rates for its gas distribution business in southwestern Indiana. The settlement agreement was filed today with the Indiana Utility Regulatory Commission (IURC) and completes a collaborative effort between Vectren South, the OUCC and interveners.

Vectren South filed a petition with the IURC on Sept. 1, 2006 requesting a $10.4 million increase in its base gas rates. The OUCC filed its case in response recommending a $5.1 million revenue increase. The parties worked diligently to arrive at a settlement, resolving all issues in the case. The settlement agreement includes a $5.3 million base rate increase but allows for the recovery of certain costs through existing cost recovery mechanisms instead of through base rates. The settlement also provides for an allowed return on equity (ROE) of 10.15%, with an overall rate of return of 7.20% on rate base of $121.7 million.

As a comparison of the filed position of the company in the case to the settlement outcome, summarized here is a reconciliation of the settlement result:
                                                millions
Settlement amount of base rate revenue increase       $5.3
Costs removed from base rates to be recovered through existing trackers.           2.6
Effect of Settlement on a basis comparable to filed position                                          $7.9

If the settlement is approved, Vectren South will have in place for its gas territory:
o	weather normalization,
o	conservation and a decoupling tariff,
o	tracking of gas cost expense related to bad debts and unaccounted for gas through the existing gas cost adjustment mechanism, and
o	tracking of pipeline integrity expense

Further, additional dollars spent on a new, multi-year bare steel and cast iron capital replacement program will be afforded certain accounting treatment that mitigates earnings attrition from the investment between rate cases.  The accounting for this investment that was agreed to allows for the continuation of the accrual for allowance for funds used during construction (AFUDC) and the deferral of depreciation expense after the projects go in service but before they are included in base rates. To qualify for this treatment, the annual expenditures are limited to $3.0 million and the treatment can not extend beyond three years per project. The deferral of depreciation mitigates the impact of attrition and the accrual of AFUDC generally offsets the cost of financing, while providing the potential for some earnings growth.

The settlement ROE of 10.15% recognizes these various regulatory mechanisms.

A hearing on the settlement before the IURC will be held March 23, 2007.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby furnishing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., and Southern Indiana Gas and Electric Company, to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries. These cautionary statements are attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
March 15, 2007

By: /s/ M. Susan Hardwick
M. Susan Hardwick Vice President, Controller and Assistant Treasurer

INDEX TO EXHIBITS

The following Exhibits are furnished as part of this Report to the extent described in Item 7.01:

Exhibit Number	Description

99.1	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995